UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)
May 15, 2023

ALLIED HEALTHCARE PRODUCTS, INC.
(Exact name of Company as specified in its charter)

Delaware	0-19266	25-1370721
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1720 Sublette Avenue, St. Louis, Missouri (Address of principal executive offices)	63110 (Zip Code)

Company’s telephone number, including area code
(314) 771-2400

Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Company under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the Company is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging Growth Company ☐

If an emerging growth company, indicate by check mark if the Company has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol	Name of Each Exchange on Which Registered
Common Stock, $.01	AHPIQ	OTC

Item 2.02 Results of Operations and Financial Condition.

On May 12, 2023, Allied Healthcare Products, Inc. (the “Company” or “Allied”) filed Form 12b-25 Notification of Inability to Timely File its Quarterly Report on Form 10-Q for the quarter ended March 31, 2023. In the form 12b-25, Allied disclosed the following information regarding the results of operations and financial condition of the Company:

The Company experienced a loss of $2.2 million before taxes for the quarter, compared to a loss of $1.3 million before taxes for the same period of fiscal year 2022. For the nine months ended March 31, 2023 the Company experienced a loss of $4.8 million before taxes, compared to $3.4 million before taxes for the same period in fiscal year 2022.

Net sales for the quarter of $5.0 million were $1.9 million or 27.5% lower than the comparable quarter in fiscal 2022. Domestically, sales decreased by $1.3 million while international sales, which represented 23.5% of the quarter’s sales, were $0.6 million lower. Sales for the quarter continued to be negatively impacted by delays in obtaining inputs, production delays, and a staffing shortage in our manufacturing operation.

Net sales for the nine months ended March 31, 2023 of $16.4 million were $4.6 million or 21.9% lower than the same period in fiscal 2022. Domestically, sales decreased by $3.6 million, while international sales, which represented 23.2% of the period sales, were $1.0 million lower.

During the nine months ended March 31, 2023 the Company used $1.5 million of cash in operating activities.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

ALLIED HEALTHCARE PRODUCTS, INC.

Date: May 15, 2023	By:	/s/ Daniel C. Dunn
Daniel C. Dunn
Chief Financial Officer